Exhibit 99.1

First Industrial Realty Trust, Inc. 1 North Wacker Drive Suite 4200 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

SECOND QUARTER 2018 RESULTS

•	Occupancy of 96.9%, Up 120 Basis Points from 2Q17

•	Cash Same Store NOI Grew 4.5%

•	Cash Rental Rates Were Up 7.7%

•	Leased 62% of The Ranch by First Industrial in the Inland Empire To-Date

•	Announced Four New Development Starts Totaling 1.2 Million Square Feet in Southern California, Seattle, Denver and Dallas; Estimated Total Investment of $96 Million

•	Acquired One Building Comprised of 171,000 Square Feet Plus Four Development Sites for $37 Million

•	Raised Approximately $146 Million Via an Underwritten Common Stock Offering

•	Earned ‘Baa2’ Unsecured Credit Rating from Moody’s Investors Service

•	Sold 22 Buildings Comprised of 785,000 Square Feet for $55.6 Million

•	2018 Guidance Adjusted $0.01 at Midpoint Due to $0.03 Per Share of Temporary Dilution Related to Equity Offering and 2Q18 Property Sales, Offset by $0.02 Per Share from Development Leasing Ahead of Plan and Increased Capitalized Interest

CHICAGO, July 25, 2018 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2018. Diluted net income available to common stockholders per share (EPS) was $0.36 in the second quarter, compared to $0.32 a year ago.

First Industrial’s second quarter FFO was $0.39 per share/unit on a diluted basis, compared to $0.38 per share/unit a year ago. Second quarter results reflect approximately $0.01 per share impact related to the temporary dilution from the Company’s 4.8 million share equity offering completed in early May and second quarter property sales.

“Our team delivered another strong quarter across all aspects of our business as we sustained occupancy at high levels and continued to drive rents and grow same-store NOI,” said Peter E. Baccile, First Industrial’s president and chief executive officer. “Tenants continue to actively seek logistics real estate as their supply chains grow and evolve and we are excited about the investments we are making to meet this demand.”

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Portfolio Performance – Second Quarter 2018

•	In service occupancy was 96.9% at the end of the second quarter, compared to 97.1% at the end of the first quarter of 2018, and 95.7% at the end of the second quarter of 2017.

•	Tenant retention by square footage was 89.1%.

•	Same property cash basis net operating income (“SS NOI”) increased 4.5%. Including lease termination fees, SS NOI increased 4.4%.

•	Rental rates increased 7.7% on a cash basis and increased 25.5% on a straight-line basis; leasing costs were $3.02 per square foot.

Development Leasing

During the second quarter, the Company:

•	Leased 100% of the 156,000 square-foot building at The Ranch by First Industrial business park in the Inland Empire West.

In the third quarter to date, the Company:

•	Leased three additional full buildings at The Ranch by First Industrial comprised of 301,000 square feet, 71,000 square feet and 50,000 square feet. These leases bring the 936,000 square-foot, six-building park to 62% leased.

Investment and Disposition Activities

In the second quarter, the Company:

•	Placed in service two buildings, the aforementioned 100% leased 156,000 square-foot facility at The Ranch by First Industrial and a 50% leased, 602,000 square-foot building in Chicago.

•	Completed two developments in lease-up in Southern California and Phoenix totaling 1.4 million square feet.

•	Started construction of the 250,000 square-foot second building at First Logistics Center @ I-78/81 in Central Pennsylvania, with a total estimated investment of $17.5 million.

•	Acquired a vacant 171,000 square-foot distribution center in the Santa Clarita submarket of Los Angeles for $20.7 million that is under redevelopment.

•	Acquired four land sites totaling 158 acres for $16.3 million that can accommodate up to 2.2 million square feet of development.

•	Sold 22 buildings comprised of 785,000 square feet for $55.6 million.

•	Formed a project-specific joint venture with Diamond Realty, the U.S. real estate investment arm of Mitsubishi Corporation, that acquired 532 net acres at the PV-303 business park in Phoenix. The total purchase price was $49.0 million and First Industrial has a 49% interest in the venture. During the quarter, the venture sold a 21-acre site to a corporate customer. First Industrial’s share of the sales proceeds was approximately $1.9 million.

In the third quarter to date, the Company has sold one building totaling 54,000 square feet and one land site for a total of $3.4 million.

Additionally, in the third quarter, the Company expects to start four development projects totaling 1.2 million square feet with an estimated total investment of $96 million and weighted average cash yield of 6.7% comprising:

•	First Aurora Commerce Center, Denver, 556,000 square feet, $38.3 million estimated investment.

•	First Park 121, Dallas, two buildings, 345,000 square feet total, $27.5 million estimated investment.

•	First Perry Logistics Center, Inland Empire East, 240,000 square feet, $20.5 million estimated investment.

•	First Glacier Logistics Center, Seattle, 67,000 square feet, $9.9 million estimated investment.

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“Through our platform, we continue to identify and execute on opportunities to enhance our portfolio to drive cash flow growth while delivering attractive risk-adjusted returns on our capital,” said Johannson Yap, chief investment officer. “We are pleased to have leased 62% of The Ranch by First Industrial shortly after completion, and we look forward to serving additional demand with our high-quality development projects across several key markets.”

Capital Markets

In the second quarter, the Company:

•	Raised approximately $146 million of net proceeds via an underwritten offering of 4.8 million common shares.

•	Received an upgrade of its senior unsecured debt ratings to ‘Baa2’ from Moody’s Investors Service in June.

“Our equity offering in May provided us with additional capital flexibility to fund current investments, planned starts in the third quarter, and future growth opportunities within our pipeline,” said Scott Musil, chief financial officer. “Our balance sheet is well-positioned to support our long-term growth, and we were pleased to receive an upgrade from Moody’s in June that recognized our capital strength.”

Outlook for 2018

Mr. Baccile stated, “The leasing markets are active and, with overall supply and demand in equilibrium, we are focused on driving incremental cash flow through rent growth and execution on our developments and value-add acquisitions.”

	Low End of	High End of
	Guidance for 2018	Guidance for 2018
	(Per share/unit)	(Per share/unit)
Net Income	0.98	1.06
Add: Real Estate Depreciation/Amortization	0.89	0.89
Add: Impairment of Depreciable Real Estate - 1Q18	0.02	0.02
Less: Gain on Sale of Depreciable Real Estate Through July 25, 2018	(0.36)	(0.36)

FFO (NAREIT Definition)	$1.53	$1.61

Plus: Severance Charge and Impairment of Non-Depreciable Real Estate	0.01	0.01

FFO Before Severance Charge and Impairment of Non-Depreciable Real Estate(1)	$1.55	$1.63

	(1) Does not sum due to rounding

The following assumptions were used:

•	Compared to the Company’s prior guidance discussed on the Company’s first quarter earnings call, current guidance reflects approximately $0.03 per share of temporary dilution related to the second quarter equity offering and property sales, offset by $0.01 per share related to early development leasing relative to pro-forma, and $0.01 related to an increase in capitalized interest.

•	Average quarter-end in service occupancy of 96.5% to 97.5%.

•	Same-store NOI growth on a cash basis before termination fees of 4.5% to 5.5% for the full year. This represents an increase of 50 basis points at the midpoint to 5.0%, reflecting second quarter results.

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•	General and administrative expense of approximately $26 million to $27 million. The first quarter severance charge of $1.3 million is excluded from the general and administrative expense guidance range.

•	Guidance includes the incremental costs expected in 2018 related to the Company’s developments completed and under construction as of June 30, 2018 plus the four expected third quarter starts. In total, the Company expects to capitalize $0.05 per share of interest related to its development projects in 2018.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,
•	any future investments or property sales,
•	any future NAREIT-compliant gains or losses,
•	any future impairment gains or losses,
•	any future gains related to the final settlement of an insurance claim for a damaged facility previously disclosed, or
•	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 26, 2018 at 10:00 a.m. CDT (11:00 a.m. EDT.) The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2018 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 63.9 million square feet of industrial space as of June 30, 2018. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan, “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrialproperties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2017, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Statement of Operations and Other Data:
Total Revenues	$98,845	$97,579	$198,616	$194,962
Property Expenses	(28,553)	(26,897)	(57,964)	(55,383)
General and Administrative (a)	(6,746)	(6,785)	(14,889)	(14,818)
Impairment of Real Estate	—	—	(2,756)	—
Depreciation of Corporate FF&E	(188)	(166)	(371)	(335)
Depreciation and Other Amortization of Real Estate	(28,448)	(28,874)	(56,580)	(57,199)

Total Expenses	(63,935)	(62,722)	(132,560)	(127,735)
Gain on Sale of Real Estate	25,067	20,860	45,156	28,869
Interest Expense	(12,603)	(14,915)	(25,394)	(29,284)
Amortization of Debt Issuance Costs	(845)	(780)	(1,700)	(1,558)
Loss from Retirement of Debt	—	—	(39)	(1,653)

Income from Operations Before Equity in Loss of Joint Venture and Income Tax Provision	46,529	40,022	84,079	63,601
Equity in Loss of Joint Venture	(2)	—	(2)	—
Income Tax Provision	(123)	(1,169)	(209)	(1,257)

Net Income	46,404	38,853	83,868	62,344
Net Income Attributable to the Noncontrolling Interest	(1,195)	(1,291)	(2,367)	(2,073)

Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$45,209	$37,562	$81,501	$60,271

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.‘S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$45,209	$37,562	$81,501	$60,271
Depreciation and Other Amortization of Real Estate	28,448	28,874	56,580	57,199
Impairment of Depreciable Real Estate	—	—	2,285	—
Noncontrolling Interest	1,195	1,291	2,367	2,073
Gain on Sale of Depreciable Real Estate	(25,067)	(20,860)	(45,140)	(28,869)

Funds From Operations (NAREIT) (“FFO”) (b)	$49,785	$46,867	$97,593	$90,674
Loss from Retirement of Debt	—	—	39	1,653
Restricted Stock/Unit Amortization	1,997	1,822	3,686	4,923
Amortization of Debt (Premiums)/Discounts and Hedge Costs	(10)	25	(24)	89
Amortization of Debt Issuance Costs	845	780	1,700	1,558
Depreciation of Corporate FF&E	188	166	371	335
Impairment of Non-Depreciable Real Estate	—	—	471	—
Gain on Sale of Non-Depreciable Real Estate	—	—	(16)	—
Non-incremental Building Improvements	(3,868)	(3,535)	(4,805)	(5,882)
Non-incremental Leasing Costs	(6,548)	(6,130)	(12,142)	(10,533)
Capitalized Interest	(1,715)	(880)	(3,317)	(1,907)
Capitalized Overhead	(255)	(82)	(359)	(158)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(410)	(1,500)	(1,185)	(3,081)

Adjusted Funds From Operations (“AFFO”) (b)	$40,009	$37,533	$82,012	$77,671

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

RECONCILIATION OF NET INCOME AVAILABLE TO
FIRST INDUSTRIAL REALTY TRUST, INC.‘S COMMON
STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$45,209	$37,562	$81,501	$60,271
Interest Expense	12,603	14,915	25,394	29,284
Depreciation and Other Amortization of Real Estate	28,448	28,874	56,580	57,199
Impairment of Real Estate	—	—	2,756	—
Severance Expense (a)	—	—	1,298	—
Income Tax Provision	123	1,169	209	1,257
Noncontrolling Interest	1,195	1,291	2,367	2,073
Loss from Retirement of Debt	—	—	39	1,653
Amortization of Debt Issuance Costs	845	780	1,700	1,558
Depreciation of Corporate FF&E	188	166	371	335
Gain on Sale of Real Estate	(25,067)	(20,860)	(45,156)	(28,869)

Adjusted EBITDA (b)	$63,544	$63,897	$127,059	$124,761
General and Administrative (a)	6,746	6,785	13,591	14,818
FFO from Joint Venture	2	—	2	—

Net Operating Income (“NOI”) (b)	$70,292	$70,682	$140,652	$139,579
Non-Same Store NOI	(2,836)	(5,149)	(6,128)	(9,237)

Same Store NOI Before Same Store Adjustments (b)	$67,456	$65,533	$134,524	$130,342
Straight-line Rent	220	(675)	(122)	(2,339)
Above (Below) Market Lease Amortization	(201)	(242)	(405)	(524)
Lease Termination Fees	(163)	(178)	(180)	(457)

Same Store NOI (Cash Basis without Termination Fees) (b)	$67,312	$64,438	$133,817	$127,022

Weighted Avg. Number of Shares/Units Outstanding - Basic	126,832	121,339	125,289	121,109
Weighted Avg. Number of Shares Outstanding - Basic	123,616	117,299	121,741	117,070

Weighted Avg. Number of Shares/Units Outstanding - Diluted	127,301	121,819	125,706	121,561
Weighted Avg. Number of Shares Outstanding - Diluted	124,085	117,779	122,158	117,522

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$45,209	$37,562	$81,501	$60,271
Less: Allocation to Participating Securities	(151)	(129)	(248)	(196)

Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders	$45,058	$37,433	$81,253	$60,075

Basic and Diluted Per Share	$0.36	$0.32	$0.67	$0.51

FFO (NAREIT) (b)	$49,785	$46,867	$97,593	$90,674
Less: Allocation to Participating Securities	(161)	(155)	(285)	(268)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$49,624	$46,712	$97,308	$90,406

Basic Per Share/Unit	$0.39	$0.38	$0.78	$0.75
Diluted Per Share/Unit	$0.39	$0.38	$0.77	$0.74

Common Dividends/Distributions Per Share/Unit	$0.2175	$0.2100	$0.4350	$0.4200

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,587,145	$3,458,472
Real Estate and Other Assets Held For Sale, Net	16,304	6,593
Total Assets	3,110,354	2,863,963
Debt	1,300,552	1,340,541
Total Liabilities	1,454,542	1,490,686
Total Equity	$1,655,812	$1,373,277

a)

Six Months Ended
June 30, 2018
General and Administrative per the Form 10-Q	14,889
Severance Expense	(1,298)

General and Administrative per Reconcilation within the Selected Financial Data	13,591

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a toolto further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciable real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI, minus general and administrative expenses and the equity in FFO loss from our investment in a joint venture. For the six months ended June 30, 2018, $1,298 of severance expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus severance expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2017 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service prior to January 1, 2017 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (generally defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) marketrentand the impact of lease termination fees. We exclude straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, impairment of real estate, sale of real estate, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.